Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-150326

January 7, 2011

PROSPECTUS SUPPLEMENT NO. 33

14,000,000 SHARES OF COMMON STOCK

AGENUS INC.

This prospectus supplement amends the prospectus dated March 16, 2009 (as supplemented on April 15, 2009, April 17, 2009, April 22, 2009, April 27, 2009, May 4, 2009, May 11, 2009, May 27, 2009, June 4, 2009, June 8, 2009, June 9, 2009, June 11, 2009, June 15, 2009, July 7, 2009, July 15, 2009, August 3, 2009, August 5, 2009, September 11, 2009, September 18, 2009, November 12, 2009, January 5, 2010, March 1, 2010, March 25, 2010, April 26, 2010, May 11, 2010, May 18, 2010, July 23, 2010, August 9, 2010, August 25, 2010, November 3, 2010, November 10, 2010, and December 30, 2010) to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, up to 7,000,000 shares of our common stock, which they have acquired in a private placement in the United States, and up to 7,000,000 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in the prospectus.

We would not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

This prospectus supplement is being filed to include the information set forth in the Current Report on Form 8-K filed on January 6, 2011 which is set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 16, 2009, Prospectus Supplement No. 1 dated April 15, 2009, Prospectus Supplement No. 2 dated April 17, 2009, Prospectus Supplement No. 3 dated April 22, 2009, Prospectus Supplement No. 4 dated April 27, 2009, Prospectus Supplement No. 5 dated May 4, 2009, Prospectus Supplement No. 6 dated May 11, 2009, Prospectus Supplement No. 7 dated May 27, 2009, Prospectus Supplement No. 8 dated June 4, 2009, Prospectus Supplement No. 9 dated June 8, 2009, Prospectus Supplement No. 10 dated June 9, 2009, Prospectus Supplement No. 11 dated June 11, 2009, Prospectus Supplement No. 12 dated June 15, 2009, Prospectus Supplement No. 13 dated July 7, 2009, Prospectus Supplement No. 14 dated July 15, 2009, Prospectus Supplement No. 15 dated August 3, 2009, Prospectus Supplement No. 16 dated August 5, 2009, Prospectus Supplement No. 17 dated September 11, 2009, Prospectus Supplement No. 18 dated September 18, 2009, Prospectus Supplement No. 19 dated November 12, 2009, Prospectus Supplement No, 20 dated January 5, 2010, Prospectus Supplement No. 21 dated March 1, 2010, Prospectus Supplement No. 23 dated March 25, 2010, Prospectus Supplement No. 24 dated April 26, 2010, Prospectus Supplement No. 25 dated May 11, 2010, Prospectus Supplement No. 26 dated May 18, 2010, Prospectus Supplement No. 27 dated July 23, 2010, Prospectus Supplement No. 28 dated August 9, 2010, Prospectus Supplement No. 29 dated August 25, 2010, Prospectus Supplement No. 30 dated November 3, 2010, Prospectus Supplement No. 31 dated November 10, 2010, and Prospectus Supplement No. 32 dated December 30, 2010, which are to be delivered with this prospectus supplement.

Our common stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “AGEN.” On January 5, 2011, the last reported closing price per share of our common stock was $1.11 per share.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in investing in our common stock. See “Risk Factors” on page 1 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 33 IS JANUARY 7, 2011

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-29089	06-1562417
(Commission file number)	(I.R.S. employer identification no.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.03 and 8.01. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; Other Events.

Effective January 6, 2011, Antigenics Inc. (the “Company”) changed its name to Agenus Inc. (the “Name Change”). The Name Change was effected pursuant to Section 253(b) of the Delaware General Corporation Law (the “DGCL”) by merging Agenus Inc., a wholly-owned subsidiary of the Company, with and into the Company (the “Merger”) and filing a Certificate of Ownership and Merger with the Secretary of State of Delaware on January 5, 2011 with an effective time of 8:00 a.m. Eastern time on January 6, 2011. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Outstanding stock certificates for shares of the Company are not affected by the Name Change; they continue to be valid and need not be exchanged. A new form of stock certificate for the Company’s common stock reflecting the new name of the Company is attached hereto as Exhibit 4.1.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the same ticker symbol (AGEN) as it traded under prior to the Name Change. In connection with the Name Change, the Company’s common stock has been assigned a new CUSIP number of 00847G 101.

On January 6, 2011, the Company issued a press release announcing the Name Change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 6, 2011, the amended and restated bylaws of the Company (the “Amended Bylaws”) reflecting the Name Change, as previously approved by the Company’s Board of Directors, became effective. Other than the Name Change, no changes were made to the Company’s bylaws in effect prior to January 6, 2011. A copy of the Amended Bylaws is attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Ownership and Merger, as filed on January 5, 2011 with the Delaware Secretary of State.

3.2	Fifth Amended and Restated Bylaws of Agenus Inc.

4.1	Form of Certificate representing Common Stock.

99.1	Press release dated January 6, 2011 issued by Agenus Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: January 6, 2011
	By:	/S/ GARO H. ARMEN
Garo H. Armen
Chairman & CEO

3

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Ownership and Merger, as filed on January 5, 2011 with the Delaware Secretary of State.

3.2	Fifth Amended and Restated Bylaws of Agenus Inc.

4.1	Form of Certificate representing Common Stock.

99.1	Press release dated January 6, 2011 issued by Agenus Inc.

4

Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AGENUS INC.

INTO

ANTIGENICS INC.

January 5, 2011

Antigenics Inc. (the “Company”), a corporation incorporated on November 10, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Company is organized and existing under the General Corporation Law of the State of Delaware (“DGCL”).

SECOND: That the Company owns all of the outstanding shares of the stock of Agenus Inc., a Delaware corporation (the “Subsidiary”).

THIRD: That the Board of Directors of the Company, by the resolutions set forth below, duly adopted on December 9, 2010, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

RESOLVED:	That it is advisable and in the best interests of the Company to change the name of the Company from Antigenics Inc. to Agenus Inc. (the “Name Change”), to reflect the Company’s rebranding efforts; that the Company effect the Name Change pursuant to the provisions of §253 of the Delaware General Company Laws (“DGCL”); and that the Name Change be, and hereby is, approved and authorized.

RESOLVED:	That, in order to effectuate the Name Change, the Company be and hereby is, authorized to create a new wholly-owned subsidiary, Agenus Inc., a Delaware corporation (the “Subsidiary”); that the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company, to prepare, execute and file with the Secretary of State of Delaware a Certificate of Incorporation of the Subsidiary; and to take all other actions necessary and appropriate to complete the incorporation of the Subsidiary.

RESOLVED:	That, effective January 6, 2011, or such later date as determined by the Chief Executive Officer (the “Effective Date”), the Subsidiary be merged with and into the Company with the Company as the surviving corporation (the “Merger”).

RESOLVED:	That upon the Effective Date of the Merger, all of the estate, property, rights, privileges, powers, and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely without change or diminution as the same were before held and enjoyed by the Subsidiary in its name.

RESOLVED:	That upon the Effective Date of the Merger, the Company assume all of the obligations of the Subsidiary.

RESOLVED:	That upon the Effective Date of the Merger, the name of the Company shall be changed to Agenus Inc.

RESOLVED:	That the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company to prepare, execute and file with the Secretary of State of Delaware a Certificate of Ownership, in the form prescribed by §253 of the DGCL, and to take all other necessary and appropriate actions to effectuate the Merger.

RESOLVED:	That the Merger shall not effect the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, all of which shall remain issued and outstanding; and that the stockholders of the Company shall not be required to surrender their existing Antigenics Inc. stock certificates for replacement certificates in Agenus Inc.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them individually hereby is, authorized for and on behalf of the Company to make any and all notice filings required by the Securities and Exchange Commission (“SEC”) as a result of the Name Change.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to make any and all notice filings required by the Internal Revenue Service and any state departments of revenue, as appropriate, as a result of the Name Change.

RESOLVED:	That, in connection with the Name Change, the Company be, and it hereby is, authorized to obtain a new CUSIP number reflecting the new Company name; that the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver a CUSIP Request, in the form prescribed by the CUSIP Bureau; and to take any necessary and appropriate actions to obtain a new CUSIP number.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify NASDAQ of the Name Change in accordance with the NASDAQ Marketplace Rules; and to take such other actions as are necessary and proper in connection with the Name Change, including, without limitation, the execution, delivery and performance under a new Listing Agreement, in the form prescribed by NASDAQ, reflecting the new name and symbol of the Company.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify the Company’s transfer agent and Depository Trust Company (“DTC”) of the Name Change in accordance with SEC regulations, and to take any actions as are necessary and proper in connection with the Name Change, including, without limitation, the execution, delivery and performance under a new letter of direction to the Company’s transfer agent to ensure the Company’s continued participation in the DTC Direct Registration System.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and file any and all documents required to effectuate the name change in any foreign jurisdiction in which the Company is qualified to transact business.

RESOLVED:	That, in connection with the Name Change, a new corporate seal, which recites the new name of the Company, Agenus Inc., the year of its incorporation and the jurisdiction of its incorporation in the form approved by the officers of the Company be, and it hereby is, adopted and approved.

RESOLVED:	That, in connection with the Name Change, a new form of stock certificate for the common stock, par value $0.01 per share, of the Company, which reflects the new name of the Company, be and hereby is, adopted and approved.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver any form of documents, preambles, or resolutions which may be required by any bank in connection with any existing accounts maintained by the Company as a result of the Name Change and in order to reflect the new name of the Company in connection with such accounts.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver any form of documents, preambles, or resolutions which may be required to change the Company’s name on its employee benefit plans, including without limitation, its 401(k) plan and insurance policies, as a result of the Name Change and in order to reflect the new name of the Company in connection with such benefit plans.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to amend and restate the corporate governance documents of the Company, including without limitation, the Certificate of Incorporation, By-laws, rights plans, option plans, corporate governance policies, and committee charters, as a result of the Name Change, solely to reflect the new name of the Company.

RESOLVED:	That, in connection with the Name Change, the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to notify each party with whom the Company has an existing agreement of the Name Change; and to take actions, as they or any one of them shall deem necessary, appropriate, or desirable, to ensure that such agreements reflect the new name of the Company.

RESOLVED:	That the officers of the Company be, and each of them acting individually hereby is, authorized for and on behalf of the Company to prepare, execute and deliver such other instruments and documents, and to take such other actions, as they or any one of them shall deem necessary, appropriate, or desirable, to carry out the purpose and intent of the foregoing resolutions and to effectuate the transactions contemplated hereby, the taking of such actions, or the execution or delivery of any such documents, agreements, certificates, or instruments to be conclusive evidence of such officer’s determination and authority to act for and on behalf of the Company.

FOURTH: The Company shall be the surviving corporation in the merger herein certified and pursuant to Section 253(b) of the DGCL will continue its existence as said surviving corporation under the name Agenus Inc. upon the effective date of said merger.

FIFTH: This Certificate of Ownership and Merger shall be effective at 8:00AM on January 6, 2010.

SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the time that this merger filed with the Secretary of State becomes effective.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on the date first written above.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Chief Executive Officer

Exhibit 3.2

FIFTH AMENDED AND RESTATED BY-LAWS

OF

AGENUS INC.

Adopted by the Incorporator on November 10, 1999

Amended by the Board of Directors on March 14, 2002, on December 17, 2007, on September 11, 2008, on

September 16, 2010 and on January 6, 2011.

ARTICLE I

STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation or at such other place as may be named in the notice.

SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. REMOTE COMMUNICATION. For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Boards of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or a majority of the Board of Directors.

SECTION 5. NOTICE OF MEETINGS. Except where some other notice is required by law or permitted, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, shall be given by the Secretary under the direction of the Board of Directors or the President, not less than 10 nor more than 60 days before the date fixed for such meeting, to each stockholder of record entitled to vote at such meeting. Notice to stockholders may be given in writing or by electronic transmission. If given in writing, notice may be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice or waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required. Any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission to which the stockholder to whom the notice is given has consented.

SECTION 6. RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days before any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. NOMINATION OF DIRECTORS. Except where required by law or any stock exchange regulation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of stockholders. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting in compliance with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Chairman of the Board, if any, the President or the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date. For the purposes of these by-laws, the “Advance Notice Date” shall be one of the following:

(a) in the case of an annual meeting only, the date 120 days prior to the anniversary of the date the company mailed its proxy statement for the prior year’s annual meeting, if (i) there was an annual meeting in the prior year and (ii) the date of the current year’s annual meeting is not more than 30 days before or after the anniversary date of the prior year’s annual meeting; or

(b) if clause (a) does not apply, the date 45 days prior to the date of the current year’s annual meeting or a special meeting if at least 60 days’ notice or prior public disclosure of the date of the current year’s annual meeting or the special meeting is given or made, or as specified by applicable law; or

(c) if neither clause (a) nor clause (b) applies, the date 15 days after the day on which notice of the date of the current year’s annual meeting or the special meeting was mailed or public disclosure was made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock and other securities of the corporation that are beneficially owned by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the corporation’s securities, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto or which the corporation may reasonably require to determine the eligibility of the proposed nominee to serve as director of the corporation or whether such nominee would be independent under applicable regulations and the corporation’s corporate governance guidelines; and (b) as to the stockholder giving the notice and each Stockholder Associated Person, (i) the name and record address of such person, (ii) the class and number of securities of the corporation that are beneficially owned by such person, and (iii) any derivative positions held or beneficially held by the person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the corporation’s securities. In addition, such stockholder’s notice shall include information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee. Any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the corporation upon the written request of the stockholder, and such completed questionnaire shall be submitted with the stockholder proponent’s notice.

For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the corporation.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 8. ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, whether through inclusion in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, or any successor provision thereto, or through the stockholder’s independent proxy solicitation, the stockholder must have given timely notice thereof in writing to the Chairman of the Board, if any, the President or the Secretary, and the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation by the close of business on the Advance Notice Date as defined in Section 7 of Article I hereof. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the corporation that are beneficially owned by the stockholder and each Stockholder Association Person, (d) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities and (e) any material interest, in, and any agreement or understanding with respect to, such business of the stockholder or any Stockholder Associated Person.

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8, provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 9. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall make or have made, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

SECTION 10. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but in the absence of a quorum the stockholders entitled to vote there at, present in person or represented by proxy, may adjourn any meeting from time to time. A quorum, once established at a meeting, shall not be broken by a withdrawal of such number of votes to leave less than a quorum present. When a quorum is present at any meeting, a majority of the votes properly cast shall, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws, decide any question brought before such meeting. Any election of directors by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

SECTION 11. PROXIES AND VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after 3 years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 12. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order specified and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President (and, in the event there be more than one person in any such office, in the order of their seniority), or, if none of the foregoing is in office and present and acting, a chairman designated by the Board of Directors or, in the absence of such designation, a chairman chosen by the stockholders at the meeting. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation that are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2. ELECTION. The directors shall be elected in the manner provided in the Certificate of Incorporation and these by-laws, by such stockholders as have the right to vote thereon.

SECTION 3. VACANCIES. Unless and until filled by the stockholders and except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by the holders of such series, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the Certificate of Incorporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

SECTION 4. RESIGNATION. Any director may resign at any time by notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary.

SECTION 5. REMOVAL. Directors may be removed from office only as provided under applicable law. The vacancy or vacancies created by the removal of a director may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 3 of this Article II.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

SECTION 7. MEETINGS OF THE BOARD OF DIRECTORS. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, if any, the President, the Secretary or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by waiver in writing or by electronic transmission. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail addressed to such director at his or her usual or last known business or home address at least seventy-two hours, or by e-mail or facsimile transmission at least twenty-four hours, before the meeting.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to a deficient notice of such meeting.

Directors or members of any committee may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 8. QUORUM AND VOTING. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws.

SECTION 9. COMPENSATION. The Board of Directors may fix fees for their services and for their membership on or chairmanship of committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings and electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or of such committee.

ARTICLE III

OFFICERS

SECTION 1. TITLES. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, who may include without limitation a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice-Presidents, Assistant Treasurers or Assistant Secretaries.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. QUALIFICATION. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.

SECTION 4. REMOVAL. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 5. RESIGNATION. Any officer may resign by delivering resignation to the corporation at its principal office or to the Chairman of the Board, if any, the President or the Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.

SECTION 6. VACANCIES. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.

SECTION 7. POWERS AND DUTIES. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

SECTION 8. PRESIDENT AND VICE PRESIDENTS. Except to the extent that such duties are assigned by the Board of Directors to the Chairman of the Board, or in the absence of the Chairman or in the event of his or her inability or refusal to act, the President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at each meeting of the stockholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board and is assigned the duty of presiding at such meeting.

The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors. In the absence of the President or in the event of his or her inability or refusal to act, the duties of the President shall be performed by the Executive Vice-President, if any, Senior Vice President, if any, or Vice President, if any, in that order (and, in the event there be more than one person in any such office, in the order of their seniority), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal, which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

Any Assistant Secretary may, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 10. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by or pursuant to resolution of the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board, if any, or the President, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President and the Board of Directors, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 11. BONDED OFFICERS. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

SECTION 12. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof appointed for the purpose.

ARTICLE IV

STOCK

SECTION 1. CERTIFICATES OF STOCK. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Stock certificates shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the by-laws, applicable securities laws, or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 2. TRANSFERS OF SHARES OF STOCK. Subject to the restrictions, if any, stated or noted on the stock certificates, or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to applicable law, shares of stock may be transferred on the books of the corporation, if such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instruction from the holder of uncertificated shares, in each case, with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

SECTION 3. LOST CERTIFICATES. A new stock certificate or uncertificated shares may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate or uncertificated shares.

SECTION 4. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form, which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify, to the extent permitted by applicable law, any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or serves or served at the request of the corporation as a director or officer of any other enterprise or in a comparable role at such enterprise. Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by any such person in connection with any such action, suit or proceeding shall be paid or reimbursed by the corporation promptly upon receipt by it of an undertaking of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The rights provided to any person by this by-law shall be enforceable against the corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer, and by such person’s heirs and legal representations. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger; the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; service “at the request of the corporation” shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal, and a duplicate seal may be kept and used by each Assistant Secretary and by any other officer the Board of Directors may authorize.

SECTION 3. CERTIFICATE OF INCORPORATION. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as in effect from time to time.

SECTION 4. EXECUTION OF INSTRUMENTS. The President, the Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 5. VOTING OF SECURITIES. The President, the Treasurer and the Secretary, and each other person authorized by the Board of Directors, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or owners of other interests of any other corporation or organization the securities of which may be held by this corporation. In addition, the Board of Directors, the President and the Treasurer may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 6. EVIDENCE OF AUTHORITY. A certificate by the Secretary, an Assistant Secretary or a temporary secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 7. TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

SECTION 8. BOOKS AND RECORDS. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

AMENDMENTS

SECTION 1. BY THE BOARD OF DIRECTORS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

SECTION 2. BY THE STOCKHOLDERS. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of votes properly cast at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

Exhibit 4.1

COMMON

NUMBER

AC

agenus

COMMON

SHARES

AGENUS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, IF ANY

CUSIP 00847G 10 1

This Certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

AGENUS INC.

Herein designated "the Corporation", transferable on the share register of the Corporation upon surrender of this Certificate properly endorsed. By the acceptance of this Certificate the holder hereof consents to and agrees to be bound by all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and all amendments thereto. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

AGENUS INC. CORPORATE SEAL 1999 DELAWARE

CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AGENUS INC.

The Corporation is authorized to issue two classes of stock, Common and Preferred Stock. The Board of Directors of the Corporation has authority to issue up to 1,000,000 shares of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of designations, and the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon written request and without charge from the Corporation at its office in Lexington, Massachusetts.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—			Custodian
TEN ENT	—	as tenants by the entireties				(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

      IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Exhibit 99.1

Contacts:	Marian Cutler (media)
973.517.0519
Shalini Sharp (investors)
800.962.2436

Antigenics Changes Company Name to Agenus

Reflects Diversity of Product Portfolio; Emphasis on Partnership and Collaboration

Lexington, MA – January 6, 2011 – Antigenics Inc. (NASDAQ: AGEN) today announced that effective immediately it is changing its name to Agenus Inc. The company’s stock will continue to be traded on NASDAQ under the symbol AGEN. The new name reflects the broadening of the company’s product portfolio of clinical candidates beyond autologous antigen-based vaccines, as well as its commitment to actively pursuing licensing opportunities to leverage its development capabilities and expand its product portfolio.

“I am extremely proud of the pioneering work we have done in the field of antigen-based personalized cancer vaccines over the past 16 years. Our commitment to this technology continues to be an integral part of our company,” said Garo H. Armen, PhD, chairman and CEO of Agenus. “However, our pipeline and capabilities have significantly expanded since 1994, and we believe our original name no longer captures the current state of the company. Our new corporate identity also gives us the opportunity to emphasize our commitment to collaborations and strategic partnerships.”

Simultaneous with the name change, Agenus updated the names of some of the products in its development pipeline to emphasize the broader promise of its portfolio as well as recent clinical developments.

“Our Prophage Series of cancer vaccines reflects the extraordinarily broad applicability of our heat shock protein technology to different types of cancers.” said Armen.

The Prophage Series G vaccines for glioma (brain cancer), specifically Prophage G-100 and Prophage G-200, are currently being tested in newly diagnosed and recurrent glioma, respectively. Based on encouraging survival and immunology data from these trials, Agenus recently expanded its Phase 2 clinical trial in newly diagnosed patients.

The Oncophage® vaccine name will be retained in the adjuvant renal cell carcinoma (kidney cancer) indication.

HerpV is the new name for Agenus’ investigational herpes vaccine, formerly referred to as AG-707. HerpV has been shown in Phase 1 clinical trials to induce both CD-4 and CD-8 T cells, which together are thought to be critical in controlling the genital herpes virus.

QS-21 Stimulon® adjuvant, Agenus’ versatile vaccine adjuvant, also will retain its name. QS-21 is currently being used in 14 clinical vaccine candidates through corporate partnerships with GlaxoSmithKline (GSK) and Janssen Alzheimer Immunotherapy (Janssen AI). GSK has four vaccine candidates in Phase 3 studies to treat non-small cell lung cancer, melanoma, malaria and shingles, and Janssen AI has one vaccine candidate in a Phase 2 trial to treat Alzheimer’s disease. In addition, several other undisclosed vaccines are in Phase 1 and 2 studies.

The patient populations addressed by Agenus’ broad portfolio of product candidates represent millions suffering from infections, cancers and other serious illnesses.

In addition to its name change, the company unveiled a new logo and website, www.agenusbio.com. The new website provides partners and researchers with additional perspectives and insights on the company’s most recent proprietary studies and opportunities for creative partnerships.

About Agenus

Agenus is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.agenusbio.com.

Forward Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to future economic performance, and plans and objectives of Agenus Inc. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to events or developments affecting the company’s stock market performance, NASDAQ’s ability to exercise its discretion with respect to decisions regarding the company’s listing, and the risk and uncertainties described under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and in other filings that we may make with the Securities and Exchange Commission from time to time. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

Oncophage and Stimulon are registered trademarks of Agenus Inc and its subsidiaries.

###